UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2006

FIRST ADVANTAGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-50285	61-1437565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Progress Plaza, Suite 2400 St. Petersburg, Florida	33701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 214-3411

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2006, First Advantage Corporation (the “Company”) entered into an amendment to its stockholder’s agreement with The First American Corporation (“First American”) and Pequot Private Equity Fund II, L.P. (“Pequot”). The originally executed stockholders agreement provides, in part, that First American will vote as many of its shares in the Company as is necessary to ensure that the Company’s board of directors has no more than ten members and that a representative of Pequot that meets certain requirements is elected as a director of the Company or, at Pequot’s request, a board observer. On March 31, 2006, the parties entered into an amendment to the stockholder’s agreement increasing the number of permitted board members to twelve. All remaining terms of the stockholders agreement remain unchanged.

The foregoing summary of the terms of the amendment to the stockholder’s agreement is qualified in its entirety by reference to the amendment.

The Company is also filing herewith the amendment to the stockholder’s agreement.

Item 9.01.	Financial Statements and Exhibits.

c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Amendment to Stockholder’s Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

By:	/s/ JOHN LAMSON
Name:	John Lamson
Title:	Executive Vice President and Chief Financial Officer

Dated: March 31, 2006